                                                                     Exhibit 4.1


                                 ROADWAY EXPRESS
                           DEFERRED COMPENSATION PLAN

                                 ROADWAY EXPRESS
                           DEFERRED COMPENSATION PLAN

                                Table of Contents
                                -----------------

                                                                                                                      PAGE
                                                                                                                      ----
Section 1:  Purpose..................................................................................................... 1

Section 2:  Definitions................................................................................................. 1

Section 3:  Eligibility................................................................................................. 4

Section 4:  Participation............................................................................................... 4

Section 5:  Vesting..................................................................................................... 5

Section 6:  Participants' Accounts...................................................................................... 5

Section 7:  Funding..................................................................................................... 6

Section 8:  Deemed Investment Diversification........................................................................... 6

Section 9:  Plan Distributions.......................................................................................... 7

Section 10:  Designation of Beneficiary................................................................................. 8

Section 11:  Facility of Payment........................................................................................ 8

Section 12:  Nontransferability......................................................................................... 8

Section 13:  Withholding of Taxes....................................................................................... 9

Section 14:  Binding Plan............................................................................................... 9

Section 15:  Amendment or Termination of Plan........................................................................... 9

Section 16:  Other Rights............................................................................................... 9

Section 17:  Severability............................................................................................... 9

Section 18:  Administration............................................................................................. 9

Section 19:  Claims.................................................................................................... 11

Section 20:  Expenses.................................................................................................. 11

                                                                                                                      PAGE
                                                                                                                      ----
Section 21:  Governing Law............................................................................................. 11

Section 22:  Top-Hat Plan.............................................................................................. 11

Section 23:  Construction.............................................................................................. 11

                                 ROADWAY EXPRESS
                                 ---------------
                           DEFERRED COMPENSATION PLAN
                           --------------------------


         ROADWAY EXPRESS, INC. hereby adopts this Deferred Compensation Plan, effective January 1, 1998.

         SECTION 1: PURPOSE. The purpose of the Roadway Express Deferred Compensation Plan is to provide a select group of management and highly compensated employees with the opportunity to defer the receipt of all or a portion of their annual salary and bonus. It is intended that the Plan will assist the Company in retaining and attracting executives who will make significant contributions to the continued success of the Company.

         SECTION 2: DEFINITIONS. When used in the Plan, the following terms shall have the following meanings, unless the context clearly indicates to the contrary:

         (a) "Account" means the account for each Participant maintained on the books of the Company pursuant to Section 6 and showing the Participant's interest in the Plan.

         (b) "Accounting Date" means December 31 of each year and any other date the Committee may designate.

         (c) "Accounting Period" means the period beginning on the day immediately following an Accounting Date and ending on the next following Accounting Date.

         (d) "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         (e) "Beneficiary" means the person or entity designated as provided in Section 10 to receive any benefits payable pursuant to the Plan following the death of the Participant.

         (f) "Board of Directors" means the Board of Directors of the Company.

         (g) "Bonus" means the amount awarded to the Participant as his annual short-term incentive pay.

         (h)      "Change in Control" of the Company means any of the following:

                  (1) a filing pursuant to any federal or state law in connection with any tender offer for shares of the Company (other than a tender offer by the Company);

                  (2) the merger, consolidation or reorganization of the Company into or with another corporation or other legal person, if as a result of such merger, consolidation or reorganization less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction by reason of their ownership of Voting Stock of the Company;

                  (3) the sale or transfer by the Company of all or substantially all of its assets to another company or other legal person, if as a result of such sale or transfer less than 50% of the combined voting power of the then-outstanding securities of such company immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer by reason of their ownership of Voting Stock of the Company;

                  (4) the adoption of any resolution of reorganization or dissolution of the Company by its shareholders;

                  (5) the filing of a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

                  (6) the filing of a report or proxy statement by the Company with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction;

                  (7) if during any period of two consecutive years, individuals who at the beginning of such period constituted the directors of the Company cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of any such period; or

                  (8) the occurrence of any other event or series of events, which event or series of events, in the opinion of the Board of Directors, will, or is likely to, if carried out, result in a change in control of the Company;

                  provided, however, a "Change in Control" will not be deemed to have occurred, either (i) solely because (A) the Company, (B) a subsidiary of the Company, or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 50% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership, or (ii) solely because of a change in control of any subsidiary by which a Participant is employed. Notwithstanding the foregoing provisions of Paragraphs (1)-(5) of this Subsection, if, prior to any event described in Paragraphs (1) - (5) of this Subsection instituted by any person not an officer or director of the Company, or prior to any disclosed proposal instituted by any person not an officer or director of the Company which could lead to any such event, management proposes any restructuring of the Company which ultimately leads to an event described in Paragraphs (1) - (5) of this Subsection pursuant to such management proposal, then a "Change in Control" will not be deemed to have occurred for purposes of the Plan. If any "Change in Control" is abandoned, the Board, may, by notice to the Participants, nullify the effect thereof.

         (i) "Committee" means the Compensation Committee of the Board of Directors of the Company.

         (j) "Company" means Roadway Express, Inc., or any successor entity pursuant to Section 14.

         (k) "Deferral Commitment" means an agreement by a Participant in a Participation Agreement to have a specified percentage or dollar amount up to 25% of his salary and/or up to 100% of his Bonus deferred under the Plan for a specified period in the future. Such percentages or dollar amounts must be made in 5% increments.

         (l) "Eligible Employee" means any employee of the Company who is designated by the Committee as an employee eligible to participate in the Plan.
 .
         (m) "Financial Hardship" means an unforeseeable financial emergency of the Participant, determined by the Committee as provided in Section 9(j) on the basis of information supplied by the Participant, arising from an illness, Total Disability, casualty loss, sudden financial reversal or other such unforeseeable occurrence, but not including foreseeable events such as the purchase of a house or education expenses for children.

         (n) "Participant" means an Eligible Employee participating in the Plan in accordance with the provisions of Section 4 or a former Eligible Employee who continues to have an Account under the Plan.

         (o) "Plan" means the Roadway Express Deferred Compensation Plan, as amended and restated from time to time as set forth herein.

         (p) "Plan Year" means the 12-month period beginning each January 1 and ending the following December 31.

         (q) "Retirement" means voluntary termination of employment with the Company on or after completing at least 10 years of employment with the Company and its affiliated companies (as described in Section 414 of the Internal Revenue Code of 1986, as amended) and attaining age 55.

         (q) "Total Disability" means a Participant who is disabled under the long-term disability plan maintained by the Company and applicable to him.

         SECTION 3: ELIGIBILITY. Eligibility to participate in the Plan is limited to those management and/or highly compensated employees of the Company who are designated, from time to time, by the Committee.

         SECTION 4:  PARTICIPATION.

                  (a) An Eligible Employee may, prior to the beginning of any Plan Year, elect to participate in the Plan by filing a Participation Agreement with the Committee. In his Participation Agreement the Eligible Employee will make a Deferral Commitment, state a preference with respect to the deemed investment of amounts subject to his Deferral Commitment and may make an alternative payment election pursuant to Section 9(b)(1). A Deferral Commitment shall be irrevocable with respect to the Plan Year for which it is made, except that the Committee may, in its sole discretion, permit a Participant to terminate, prospectively, any Deferral Commitment for a Plan Year. If a Participant terminates a Deferral Commitment during a Plan Year, such Participant will not be permitted to enter into a new Deferral Commitment for such Plan Year.

                  (b) A Participant's Deferral Commitment with respect to his salary will remain in effect until the Participant changes his Deferral Commitment by filing a new Participation Agreement with the Committee. A Participant must make a separate Deferral Commitment with respect to his Bonus for each Plan Year.

                  (c) Notwithstanding the foregoing, a Participant who first becomes an Eligible Employee during a Plan Year may, within 30 days after first becoming an Eligible Employee, elect to participate in the Plan for such Plan Year and any subsequent Plan Year by filing a Participation Agreement with the Committee.

                           His Deferral Commitment will be effective with respect to (1) salary payable after the filing of his Participation Agreement with the Committee, and/or
                           (2) Bonus payments made for quarterly award periods commencing after the filing of his Participation Agreement.

                  (d) Participation in the Plan will continue as long as the Participant is eligible to receive benefits under the Plan.

                  (e) Notwithstanding any other provision of the Plan to the contrary, if the Committee determines that any Participant may not qualify as a "management or highly compensated employee" within the meaning of the Act or regulations thereunder, the Committee may determine, in its sole discretion, that such Participant shall cease to be an Eligible Employee. Upon such determination, the Company shall make an immediate lump sum payment to the Participant equal to the amount credited to his Account. Upon such payment no benefit shall thereafter be payable under the Plan either to the Participant or any Beneficiary of the Participant, and all of the Participant's elections as to the time and manner of payment of his Account shall be deemed to be canceled.

         SECTION 5: VESTING. Subject to Sections 7 and 9(h), a Participant shall at all times be fully vested in his Account.

         SECTION 6:  PARTICIPANTS' ACCOUNTS.

                  (a) The Company shall establish an Account for each Participant. In addition, the Company may establish one or more subaccounts of a Participant's Account, if the Company determines that such subaccounts are necessary or appropriate in administering the Plan.

                  (b) The portion of a Participant's salary and/or Bonus that is deferred pursuant to a Deferral Commitment shall be credited to the Participant's Account as of the end of the month in which the corresponding non-deferred portion of his salary and/or Bonus would have been paid to the Participant or, in the event the Company has established a trust pursuant to
                           Section 7, amounts deferred shall be paid by the Company to such trust as soon as administratively feasible and credited to the Participant's Account as of the date the amounts are received by such trustee. Any withholding of taxes or other amounts with respect to any deferred salary and/or Bonus which is required by state, federal or local law shall be withheld from the Participant's non-deferred salary and/or Bonus.

                  (c) The amount credited to each Participant's Account as of a particular date shall equal the deemed balance of such Account as of such date. The balance in the Account shall equal the amount credited pursuant to Subsection (b) of this Section, and shall be adjusted in the manner provided in Subsections (d) and (e) of this Section.

                  (d) Each Participant's Account shall be immediately debited with the amount of any distributions under the Plan to or on behalf of the Participant or, in the event of his death, his Beneficiary.

                  (e) The Participant's Account shall be adjusted periodically to reflect income, gains and losses (realized and unrealized).

                  (f) As soon as practicable after the end of each Plan Year, and any Accounting Period the Committee may designate, a statement shall be furnished to each Participant or, in the event of his death, to his Beneficiary showing the status of his Account as of the end of such Accounting Period, any changes in his Account since the end of the immediately preceding Accounting Period, and such other information as the Committee shall determine.

         SECTION 7: FUNDING. All payments provided pursuant to the Plan shall be paid by the Company from its general assets. No asset of the Company shall be considered security for the satisfaction of the obligations of the Company under the Plan. No Participant or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan. The Participant or any other such person shall only have the rights of an unsecured general creditor of the Company. Notwithstanding the preceding provisions of this Section, nothing in the Plan precludes the Company from setting aside amounts in trust pursuant to one or more trust agreements between a trustee and the Company. However, no Participant or Beneficiary shall have any security interest or claim in any assets or property of any such trust or "dedicated sinking fund" and all funds contained in such trust shall remain subject to the claims of the Company's general creditors.

         SECTION 8: DEEMED INVESTMENT DIVERSIFICATION. Participant deferrals shall be deemed allocated, for bookkeeping purposes only, to one or more of the deemed investment opportunities ("Deemed Investment") identified on Exhibit A attached hereto and incorporated herein which are made available by the Committee and selected by the Participant.

                  Each Participant shall make an investment preference request ("Request") in accordance with procedures established by the Committee.

                  A Request, unless modified as described below, shall apply to all amounts credited to a Participant's Account with respect to each subsequent Accounting Period. A Request may be changed with respect to the amounts previously credited to a Participant's Account in accordance with procedures established by the Committee.

                  Earnings on any amounts deemed to have been invested in any Deemed Investment shall be deemed to have been reinvested in such Deemed Investment.

         SECTION 9:  PLAN DISTRIBUTIONS.

                  (a) In the event of a Participant's termination of employment other than for Retirement, death or Total Disability, payment of his Account shall be made to him in a lump sum within 60 days of termination of employment.

                  (b) In the event of the Retirement of a Participant, payment of his Account shall be made to him in substantially equal annual installments over a period of 10 years commencing on the first anniversary of termination of employment. Notwithstanding the foregoing:

                           (1) at the election of the Participant, one of the following alternative payment elections may be selected in lieu of the default payment election described above:

                                    (i)     a lump sum payment within 60 days
                                            of termination of employment; or

                                    (ii)    substantially equal annual payments
                                            over a period of no less than 3
                                            years and no more than 15 years.

                  (c) In the event of termination of employment due to death or Total Disability, a Participant's Account shall be paid to him or his Beneficiary, as the case may be, in a lump sum within 60 days of such event.

                  (d) In the event of a Change in Control, a Participant's Account shall be paid to the Participant in a lump sum within 10 days following the Change in Control.

                  (e) A Participant's election as to the form of payment pursuant to Subsection (b) of this Section shall be made within 30 days of the date the Participant is first designated an Eligible Employee. Any such election may be changed by the Participant at any time and from time to time without the consent of any other person by filing a later signed written election with the Committee; provided that any election made less than one year prior to the Participant's voluntary termination of employment or Retirement shall not be valid, and in such case payment shall be made in accordance with the Participant's prior election or, if none, the provisions of the first sentence of Subsection (b) of this Section.

                  (f) The amount to which a Participant or, in the event of his death, his Beneficiary is entitled in accordance with the provisions of this Section shall be based on the Participant's adjusted Account balance determined as of the Accounting Date coincident with or next following the distribution event.

                  (g) The amount of each installment shall be equal to the quotient obtained by dividing the Participant's Account balance as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Participant at the time of calculation.

                  (h) Notwithstanding any other provision of this Section, a Participant may elect to receive a distribution of part or all of his Account in one or more distributions if (and only if) the amount in the Participant's Account subject to such distribution is reduced by 10%. Any distribution made pursuant to such an election shall be made as soon as practicable following the date such election is submitted to the Committee. The remaining 10% of the portion of the electing Participant's Account subject to such distribution shall be forfeited.

                  (j) Notwithstanding any other provision of this Section, upon a finding by the Committee that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, distribute, or cause to be distributed, to the Participant an amount which does not exceed the amount required to meet the immediate financial needs created by the Financial Hardship and not reasonably available from other sources of the Participant; provided, however, that in no event shall any amount attributable to a Deferral Commitment be distributed less than 6 months after the date of the applicable Participation Agreement. No distributions pursuant to this Section may be made in excess of the value of the Participant's Account at the time of such distribution.

         SECTION 10: DESIGNATION OF BENEFICIARY. A Participant may designate a primary and contingent beneficiary with respect to the Plan. Such election shall be in writing on a form prescribed by the Committee. In the event no beneficiary is designated, then the Participant's Account shall be paid to the estate of the Participant pursuant to Section 9(c). Any Beneficiary designation may be changed from time to time by the filing of a new form with the Committee. No designation under this Section shall be effective unless and until the Committee actually receives such designation.

         SECTION 11: FACILITY OF PAYMENT. Whenever and as often as any Participant or his Beneficiary entitled to payments hereunder shall be under a legal disability or, in the sole judgment of the Committee, shall otherwise be unable to apply such payments to his own best interests and advantage, the Committee in the exercise of its discretion may direct all or any portion of such payments to be made in any one or more of the following ways: (a) directly to him; (b) to his legal guardian or conservator; or (c) to his spouse or to any other person, to be expended for his benefit; and the decision of the Committee, shall in each case be final and binding upon all persons in interest.

         SECTION 12: NONTRANSFERABILITY. The benefits granted under the Plan and any payments due pursuant to the terms of the Plan shall not be transferred, assigned, pledged, encumbered, or hypothecated in any manner, by operation of law or otherwise, other than by will or the laws of descent, and shall not be subject to execution, attachment, or similar process. In the event of Participant's death, payment of benefits, if any, under the Plan shall be made to the designated beneficiary of the Plan, as determined pursuant to Section 10, or to the duly appointed and qualified executor, or other personal representative to be distributed according to the terms of the Participant's will or applicable intestacy law.

         SECTION 13: WITHHOLDING OF TAXES. Company shall have the right to deduct from all amounts paid pursuant to the Plan any taxes required by law to be withheld with respect to such payments.

         SECTION 14: BINDING PLAN. The Plan shall be binding upon and inure to the benefit of each Participant, his Beneficiaries and the Participant's estate, and the Company, its subsidiaries and affiliates, and their respective permitted successors and assigns or designated beneficiaries. Nothing in the Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to another entity which assumes the Plan and all Company obligations hereunder.

         SECTION 15: AMENDMENT OR TERMINATION OF PLAN. The Plan may be amended from time to time by the Committee. The Plan may be terminated at any time by the Board of Directors. No amendment or termination of the Plan, however, may adversely affect the amount or timing or payment of any person's benefits accrued under the Plan to the date of amendment or termination without such person's written consent.

         SECTION 16: OTHER RIGHTS. Neither the Participant nor any other person shall have any claim or right to participate in the Plan. Nothing embodied herein shall be construed as giving any Participant the right to be retained as an employee of the Company. The Company shall continue to have the right to terminate a Participant's employment at any time or terminate participation in the Plan.

         SECTION 17: SEVERABILITY. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not to any other provision of the Plan. The Plan, except for such provisions held invalid or unenforceable, shall remain in full force and effect and be binding upon the parties as if such invalid or unenforceable provision was not embodied herein.

         SECTION 18:  ADMINISTRATION.

                  (a) The Plan shall be administered by the Committee which shall be the "administrator" under the Plan for purposes of the Act. The Committee may from time to time delegate all or any part of its authority under the Plan and, to the extent of any such delegation, references in the Plan (other than in Section 15) to the Committee are deemed to be references to such delegate. Subject to the Plan, the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the sole and absolute discretion:

                           (1) to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan);

                           (2) to make factual findings with respect to any issue arising under the Plan;

                           (3) to determine the rights and status under the Plan of Participants and other persons;

                           (4) to decide disputes arising under the Plan and to make determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan.

                  (b) In furtherance thereof, but without limiting the foregoing, the Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee):

                           (1) to resolve all questions (including factual questions) arising under the Plan as to any individual's entitlement to become a Participant;

                           (2) to determine the amount of benefits, if any, payable with respect to any person under the Plan (including, to the extent necessary, making factual finds with respect thereto); and

                           (3)      to conduct the claims procedure specified in
                                    Section 19.

                  (c) The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company. The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. No member of the Committee shall act in respect of his own Account. All decisions and determinations by the Committee shall be final and binding on all parties. All decisions of the Committee shall be made by the vote of the majority, including actions in writing taken without a meeting. All elections, notices and directions under the Plan by a Participant shall be made on such forms as the Committee shall prescribe.

         SECTION 19: CLAIMS. The Committee will provide to any Participant or Beneficiary whose claim for benefits under the Plan has been fully or partially denied a written notice setting forth (a) the specific reasons for such denial,
(b) a designation of any additional material or information required and (c) an explanation of the Plan's claim review procedure. Such notice shall state that the Participant or Beneficiary is entitled to request a review in writing, by the Committee, of the decision denying the claim. The claim will be reviewed by the Committee who may, but need not, grant the claimant a hearing. On review, the claimant may have legal representation, examine pertinent documents and submit issues and comments in writing. The decision on review will be made within 120 days following the request, will be provided in writing to the claimant and will be final and binding on all parties concerned.

         SECTION 20: EXPENSES. All expenses of the Plan shall be paid by the Company from funds other than Deemed Investments as provided in Section 8, except that the Deemed Investments shall bear and be charged with actual or hypothetical expenses to the same extent that the corresponding investment fund in which assets are deemed to be invested bear and are charged with such expenses, as determined by the Committee.

         SECTION 21: GOVERNING LAW. To the extent permitted by federal law, the Plan shall be governed by and construed under the laws of the State of Ohio without regard to the principles of conflict of laws thereof, as from time to time in effect.

         SECTION 22: TOP-HAT PLAN. The Plan is intended to be a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of the Act, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of the Act. Accordingly, notwithstanding any other provision of the Plan, the Plan will terminate and no further benefits will accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel based upon a change in law that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of the Act, which is not so exempt. In addition and notwithstanding any other provision of the Plan, in the absolute discretion of the Committee, the amount credited to each Participant's Account under the Plan as of the date of termination, which shall be an Accounting Date for purposes of the Plan, will be paid immediately to such Participant in a single lump sum cash payment.

         SECTION 23: CONSTRUCTION. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The masculine gender, where appearing in the Plan, includes the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

                  Executed on this 10th day of December, 1997.

                                              ROADWAY EXPRESS, INC.

                                              By: /s/ John M. Glenn
                                                 -------------------------

                                 ROADWAY EXPRESS
                           DEFERRED COMPENSATION PLAN

                                    Exhibit A
                                    ---------

         Victory Financial Reserve Fund

         Victory Financial Income Fund

         American Balanced Fund

         Fidelity Advisor Growth Opportunities Fund-Class T

         Neuberger & Berman Genesis Assets

         American EuroPacific Growth Fund